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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 28, 2003
(Date of earliest event reported)

Commission file number: 1-7293

TENET HEALTHCARE CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada (State or Incorporation)	95-2557091 (I.R.S. Employer Identification No.)

3820 State Street
Santa Barbara, California 93105
(Address of principal executive offices, including zip code)

(805) 563-7000
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

ITEM 5. Other Events.

        On January 28, 2003, Tenet Healthcare Corporation (the "Company") completed an offering of $1,000,000,000 aggregate principal amount of its 7 3/8% Senior Notes due 2013 pursuant to its existing $2,000,000,000 shelf registration statement. The offering was led by Salomon Smith Barney Inc., Banc of America Securities LLC and J.P. Morgan Securities Inc. The terms and conditions of the underwriting are set forth in the Pricing Agreement dated as of January 23, 2003, filed as Exhibit 4.1 hereto.

        The terms and conditions of the notes are set forth in the Indenture dated as of November 6, 2001, between the Company and The Bank of New York, as trustee, filed as Exhibit 4.2 hereto, and the Sixth Supplemental Indenture, dated as of January 28, 2003, between the Company and The Bank of New York, as trustee, filed as Exhibit 4.3 hereto.

        The press releases announcing the offering are filed as Exhibits 99.1 and 99.2 hereto.

ITEM 7. Financial Statements And Exhibits.

  (c)
  Exhibits

4.1	Pricing Agreement, dated as of January 23, 2003, by and among the Company and Salomon Smith Barney Inc., Banc of America Securities LLC and J.P. Morgan Securities Inc.
4.2	Indenture, dated as of November 6, 2001, between the Company and The Bank of New York, as Trustee (Incorporated by reference to Registrant's Current Report on Form 8-K, dated November 6, 2001)
4.3	Sixth Supplemental Indenture, dated as of January 28, 2003, between the Company and The Bank of New York, as Trustee, relating to 7 3/8% Senior Notes due 2013.
5.1	Opinion of Woodburn and Wedge
5.2	Opinion of Sullivan & Cromwell
99.1	Press Release dated January 21, 2003
99.2	Press Release dated January 23, 2003

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION
By:	/s/ STEPHEN D. FARBER Stephen D. Farber Senior Vice President and Treasurer

Date: January 31, 2003

EXHIBIT INDEX

4.1	Pricing Agreement, dated as of January 23, 2003, by and among the Company and Salomon Smith Barney Inc., Banc of America Securities LLC and J.P. Morgan Securities Inc.
4.2	Indenture, dated as of November 6, 2001, between the Company and The Bank of New York, as Trustee (Incorporated by reference to Registrant's Current Report on Form 8-K, dated November 6, 2001)
4.3	Sixth Supplemental Indenture, dated as of January 28, 2003, between the Company and The Bank of New York, as Trustee, relating to 7 3/8% Senior Notes due 2013
5.1	Opinion of Woodburn and Wedge
5.2	Opinion of Sullivan & Cromwell
99.1	Press Release dated January 21, 2003
99.2	Press Release dated January 23, 2003

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FORM 8-K
ITEM 5. Other Events.
ITEM 7. Financial Statements And Exhibits.
SIGNATURE
EXHIBIT INDEX